Exhibit 99.1

FOR IMMEDIATE RELEASE

SideChannel Strengthens Leadership Team with Key Promotions and New Hires

WORCESTER, MA / ACCESSWIRE / July 25, 2024 / SideChannel, Inc. (OTCQB:SDCH) (“SideChannel” or the “Company”), a leading provider of cybersecurity services and technology to emerging and middle market companies, today announced the promotion of Matt Klein to Chief Operating Officer (COO) and the addition of David Barton as the Company’s new Vice President of Product. These strategic moves are aimed at bolstering the Company’s growth and success by further strengthening its leadership team.

Matt Klein Promoted to COO

In his new role as COO, Mr. Klein will be responsible for growing SideChannel’s delivery and services team, ensuring the Company continues to meet the increasing demand for its comprehensive cybersecurity solutions. Reporting directly to SideChannel’s CEO Brian Haugli, Mr. Klein’s leadership will be crucial in driving operational excellence and enhancing client satisfaction.

David Barton Joins as VP of Product

In addition, SideChannel is pleased to welcome Mr. Barton as the Company’s new Vice President of Product, also reporting to Mr. Haugli. Mr. Barton will focus on driving sales of SideChannel’s Enclave solution, a zero-trust network microsegmentation software product. His expertise in product management and sales will be pivotal in expanding the market presence of Enclave and advancing SideChannel’s position as a leader in the cybersecurity industry.

Mr. Haugli expressed his enthusiasm for the new appointments, stating, “We are thrilled to promote Matt Klein to COO and welcome David Barton to our team. Matt has been an invaluable asset to SideChannel, and his promotion is a testament to his dedication and exceptional leadership. We are equally excited to have David onboard. His extensive experience and vision for product growth will be instrumental as we continue to innovate and deliver top-tier cybersecurity solutions to our clients.”

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, the Company delivers comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent, and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

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You may contact us at:

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

Investor Contact

Ryan Polk

ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SideChannel’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.